                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  / /
Filed by a Party other than the Registrant  / /


Check the Appropriate Box:

/ /   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission only (as permitted by Rule
        14a-6(e)(2)
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        HARLEYSVILLE NATIONAL CORPORATION
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)


                              Bowne of Philadelphia
                              ---------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

/ /   Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                        HARLEYSVILLE NATIONAL CORPORATION

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 10, 2001


TO THE SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harleysville National Corporation will be held at 9:30 a.m., prevailing time, on Tuesday, April 10, 2001, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

         1.       Election of two Class C Directors: James A. Wimmer and William
                  M. Yocum, each for a term of 4 years;

         2. Approval and adoption of amendments to the Harleysville National Corporation 1998 Independent Directors Stock Option Plan; and

         3. Transaction of any other business properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.

         In accordance with the by-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 23, 2001, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         A copy of the corporation's Annual Report for the fiscal year ended December 31, 2000, accompanies this Notice. Copies of the corporation's Annual Report for the 1999 fiscal year may be obtained, at no cost, by contacting the Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 215-256-8851.

         Shareholders of record at the close of business on February 23, 2001, are entitled to vote. Your vote is important regardless of the number of shares that you own. Kindly sign, date and return the enclosed proxy card, or follow the instructions provided for voting via the Internet. Giving your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the corporation.


                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             /s/ Walter E. Daller, Jr.
                                             -----------------------------------
                                             Walter E. Daller, Jr.
                                             Chairman, President
                                             and Chief Executive Officer

March 9, 2001
Harleysville, Pennsylvania

                                 PROXY STATEMENT

                      Dated and to be mailed March 9, 2001

                        HARLEYSVILLE NATIONAL CORPORATION
                                 483 MAIN STREET
                      HARLEYSVILLE, PENNSYLVANIA 19438-0195
                                 (215) 256-8851

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 10, 2001


                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ........................................................................................   3

VOTING METHODS ...............................................................................................   3

PROPOSAL NO. 1 - Election of Class C Directors ...............................................................   5

PROPOSAL NO. 2 - Approval and Adoption of Amendments to the 1998 Independent Directors Stock Option Plan .....   6

PRINCIPAL OWNERS .............................................................................................   9

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES .....................................................   9

INFORMATION CONCERNING DIRECTORS .............................................................................  10

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS ............................................................  11

COMPENSATION OF DIRECTORS ....................................................................................  12

EXECUTIVE COMPENSATION .......................................................................................  13

REPORT OF THE AUDIT COMMITTEE ................................................................................  19

REPORT OF THE COMPENSATION COMMITTEE .........................................................................  20

SHAREHOLDER RETURN PERFORMANCE GRAPH .........................................................................  23

SECTION 16(a) REPORTING COMPLIANCE ...........................................................................  24

INDEPENDENT AUDITORS .........................................................................................  24

ADDITIONAL INFORMATION .......................................................................................  25

OTHER MATTERS ................................................................................................  25

1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN (AS AMENDED) ..........................................  Appendix "A"

AUDIT COMMITTEE CHARTER ............................................................................  Appendix "B"

QUESTIONS AND ANSWERS

Q:  WHAT AM I VOTING ON?
A:  -   Election of 2 Class C Directors:
        -   James A. Wimmer
        -   William M. Yocum
    - Approval and adoption of amendments to Harleysville National Corporation's 1998 Independent Directors Stock Option Plan

Q:  WHO IS ENTITLED TO VOTE?
A:  Shareholders on the record date, the close of business on February 23, 2001.

Q:  HOW MANY VOTES DO I HAVE?
A:  Each share of common stock is entitled to one vote.

Q:  HOW DO I VOTE?
A: You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via the Internet, as described below.

YOU HAVE THE RIGHT TO VOTE AND, IF DESIRED, TO REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING:

         - BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF HARLEYSVILLE NATIONAL CORPORATION AT 483 MAIN STREET, P.O. BOX 195, HARLEYSVILLE, PA 19438-0195;
         -        BY EXECUTING A LATER-DATED PROXY AND GIVING WRITTEN NOTICE
                  THEREOF TO THE SECRETARY OF THE CORPORATION; OR
         -        BY VOTING IN PERSON AFTER GIVING WRITTEN NOTICE TO THE
                  SECRETARY OF THE CORPORATION.

SHOULD YOU HAVE ANY QUESTIONS, PLEASE CALL AMERICAN STOCK TRANSFER AND TRUST COMPANY, 800-937-5449.

                                 VOTING METHODS

         VOTING BY PROXY. You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

                  ON YOUR PROXY CARD:
                  -        Mark your selections
                  - Date and sign your name exactly as it appears on your card
                  - Mail to American Stock Transfer and Trust Company, Shareholder Services, in the return envelope

         VOTING BY INTERNET. If you are a shareholder of record (that is, if your stock is registered with the corporation in your own name), you may vote electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

         The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote via the Internet and later decide to attend the annual meeting, you may cancel your previous vote and vote in person at the meeting.

         VOTING IN PERSON. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

Q:  HOW DOES DISCRETIONARY AUTHORITY APPLY?
A: If you sign your proxy card and do not make any selections, you give authority to Gregg J. Wagner and Vernon L. Hunsberger to vote on the proposal and any other matter that may arise at the meeting.

Q:  IS MY VOTE CONFIDENTIAL?
A:  Yes. Only the inspector, American Stock Transfer and Trust
Company/Shareholder Services, and certain employees have access to your card. All comments remain confidential unless you ask that your name be disclosed.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, American Stock Transfer and Trust Company/Shareholder Services, 800-937-5449.

Q:  WHAT CONSTITUTES A QUORUM?
A: The corporation is currently authorized to issue 30,000,000 shares of common stock, par value $1.00 per share, and 3,000,000 shares of series preferred stock, par value $1.00 per share. As of February 23, 2001, 9,201,862 shares of Harleysville National Corporation's common stock were issued and outstanding. No shares of preferred stock are outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy card, you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against the proposals.

Q:  WHEN ARE THE SHAREHOLDER PROPOSALS DUE FOR THE YEAR 2002 ANNUAL MEETING?
A: Shareholder proposals must be submitted in writing by Tuesday, November 13, 2001, to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

Q: HOW DOES A SHAREHOLDER NOMINATE A DIRECTOR OF HARLEYSVILLE NATIONAL CORPORATION?
A: Submit a written recommendation to the Chairman of the Nominating Committee, c/o Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195. The recommendation must include a notarized statement from the nominee indicating willingness to serve, if elected, and principal occupations or employment over the past five years.

Q:  WHO IS RESPONSIBLE FOR THE SOLICITATION EXPENSES?
A: American Stock Transfer and Trust Company, the corporation's transfer agent and registrar, will assist in the distribution of proxy materials and solicitation of votes according to the terms of the corporation's present contract with the transfer agent.

    The corporation is responsible for expenses related to distribution of proxy materials and solicitation of votes and will reimburse American Stock Transfer and Trust Company, stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of the corporation's common stock.

PROPOSAL NO. 1

                         ELECTION OF CLASS C DIRECTORS

         Nominees for election this year are:

               -    James A. Wimmer - director since 2000
               -    William M. Yocum - director since 1984

         Each nominee has consented to serve a 4-year term and until their successors are elected and qualified.

         The by-laws of Harleysville National Corporation provide that the Board of Directors will not have less than 5 members or more than 25 members. The Board of Directors is divided into 4 classes. Each class is elected for a 4-year term. The Board of Directors has authority to fix the number of directors in each class and the authority to change that number at any time. No person may be elected to serve as a director who is not of legal age. No person over 72 may serve as a director. The Board of Directors has fixed the number of Board members at 10 with 2 directors in each of Classes B and C, and 3 directors in each of Classes A and D. Section 11.1 of the by-laws requires that a majority of the remaining members of the Board of Directors select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Each person who is appointed in this manner serves as a director until the expiration of the term of office of the class of directors to which he or she was appointed.

         The Board of Directors recommends a vote FOR the election of these Class C Directors.

PROPOSAL NO. 2

                     APPROVAL AND ADOPTION OF AMENDMENTS TO
                  1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN


         On February 8, 2001, the Board of Directors adopted amendments to the corporation's 1998 Independent Directors Stock Option Plan and directed that the plan, as amended, be presented to shareholders for approval at the Annual Meeting. The Board of Directors approved a 75,000 increase in the number of shares allocated to the plan. At February 8, 2001, there were 7,985 shares available for grant under the plan. The increase will mean that there are 82,985 shares available. In addition, the Board of Directors has:

         - Authorized the grant of 2,000 shares, annually, to each non-employee director; and

         -  Allocated 15,500 shares to attract new directors to the corporation.

         The terms and effect of the director plan are summarized below. This summary highlights material amendments and selected information from the director plan and may not contain all of the information that is important to you. To understand the director plan fully, and for more complete descriptions of the terms of the director plan, you should read carefully the plan, as amended, attached as Appendix "A."

         The purposes of the director plan are to:

         - Advance the development, growth and financial condition of the corporation and its subsidiaries by providing an additional incentive to non-employee directors by encouraging them to acquire stock ownership in the corporation; and

         -  Secure, retain, and motivate non-employee directors.

         The director plan will benefit the corporation and its shareholders because it:

         - Encourages directors to have a greater personal financial stake in the corporation's business through the ownership of the corporation's common stock;

         -  Aligns the directors' common interest with that of shareholders; and

         -  Increases the long-term value of the corporation's stock.

         Under the plan, the corporation issues stock only to non-employee directors of the corporation or its subsidiaries. The corporation does not issue stock to executive officers who are also directors.

Term

         If approved by shareholders at the meeting, the plan will become effective as of February 8, 2001, the date the amendment was adopted by the corporation's Board of Directors. The plan will continue in effect until all awards under this plan either have lapsed, been exercised, satisfied or canceled. No awards shall be granted after the 10th anniversary of the plan's effective date, October 8, 2008. The maximum number of shares of stock that the corporation may issue under the plan will continue to be adjusted from time to time to reflect stock splits, payments of stock dividends or other changes in the structure of the corporation's capital.

Eligibility

         Under the plan, the corporation grants awards to non-employee or "independent" directors. The plan provides for the corporation to grant stock options to each non-employee director on the first business day of January of each year. The plan, as originally approved by shareholders, authorized the corporation to grant 3,750 options for shares of common stock to each non-employee director on April 13, 1999, and on the first business day of January 2000. The remaining shares under the plan were to be awarded and granted on the first business day of January of each following year, beginning in 2001, at a rate of 500 shares for each non-employee director of the corporation. The Board of Directors has amended the plan to authorize the grant of 2,000 shares annually to each non-employee director and to allocate 15,500 shares to attract new directors to the corporation. If the amendments are approved by shareholders, the first grant of 2,000 shares to each non-employee director will be effected on January 2, 2002, and on the first business day of each subsequent January until all shares under the plan have been awarded. The purchase price of a share of the common stock subject to a stock option is the fair market value of the common stock on the date of grant. The recipient may exercise these stock options for a period of 10 years from the date of grant.

         If a non-employee director ceases to be a director of the corporation for any reason and is not designated as "Director Emeritus," then he or she may not exercise the remaining portion of his or her stock options later than 12 months after ceasing to be a non-employee director. If a non-employee director dies prior to the expiration of his or her stock options, and without having fully exercised exercisable stock options, the director's legal representative or beneficiary may exercise the stock options only during the 12-month period immediately following the director's death.

Transferability

         Except as otherwise provided by the Board of Directors or by estate laws, the recipient may not transfer stock options under this plan.

Plan Benefits

         If the shareholders approve the amendments to the director plan, the plan will cover options granted on January 1, 2002, and thereafter. Assuming the amendments had been in effect on January 1, 2001, the following table illustrates the amounts that would have been provided in 2001 under the plan. The table below assumes that the corporation made grants on January 1, 2001.

                               NEW PLAN BENEFITS*

Name and Position                                Dollar Value      Number of Units
-----------------                                ------------      ---------------
Walter E. Daller, Jr.                                $0                   0
President and CEO

Demetra M. Takes                                     $0                   0
Executive Vice President and COO

Fred C. Reim, Jr.                                    $0                   0
President and CEO, Security National Bank

Thomas D. Oleksa                                     $0                   0
President and CEO, Citizens National Bank

Clay T. Henry                                        $0                   0
Senior Vice President & Senior Trust Officer

Executive Group                                      $0                   0

Non-Executive Director Group                      $555,040             16,000

Non-Executive Officer Employee Group                 $0                   0

---------------------------
* Reflects total dollar value and total number of corporation's common stock that would have been issued on January 2, 2001, based on a fair market value of $34.69 per share on December 31, 2000.

Adjustments

         The plan provides for proportionate adjustment of shares available under the plan for stock splits and similar events. When a change occurs, the corporation adjusts the number of shares available under the plan and the number of shares issuable upon exercise of each option. The shares may be either authorized but unissued shares, shares purchased in the open market, treasury shares or partly each.

Amendment

         The Board of Directors may amend, suspend or terminate the plan at any time without shareholder approval, subject to requirements under applicable securities and tax laws or regulations. However, any amendment of the plan may not materially or adversely affect any right of a director with respect to shares of common stock previously issued without the directors' written consent.

Termination

         The director plan will terminate upon the earlier of:

         -  The Board's adoption of a resolution terminating the director plan;
            or

         - October 8, 2008, the 10th anniversary of the effective date of the plan.

General Information

          If the shareholders approve the amendments to the plan, the corporation will amend its Registration Statement on Form S-8, filed with the Commission on June 4, 1999, as amended, and any required filings with state securities commissions. The corporation will bear the cost of the amendments or filings.

Federal Income Tax Consequences of Director Plan

         The plan permits non-employee directors to receive grants of non-qualified stock options. A non-employee director receiving a stock option will not recognize taxable income on the grant of the option. However, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by the director.

         This tax discussion is intended as a summary only. The federal income tax consequences to any recipient of options under the plan and to the corporation may vary from those described above, depending upon individual actions and circumstances.

         The Board of Directors unanimously recommends a vote FOR the following resolution that will be presented at the Annual Meeting:

                  RESOLVED, that the shareholders of the corporation hereby approve, adopt, ratify and confirm the amendments to the 1998 Independent Directors Stock Option Plan, the text of which amended plan is attached to the proxy statement for the 2001 Annual Meeting of Shareholders as Appendix "A."

         A majority of all shareholders entitled to vote must vote in the affirmative to approve and adopt the amendments to the director plan. The proxy holders will vote FOR the above resolution unless shareholders specify otherwise on their proxy cards.

PRINCIPAL OWNERS

         The following table indicates the name and address of each person or business group who owns more than 5% of Harleysville National Corporation's total outstanding shares of common stock as of February 23, 2001. The corporation also lists the number of shares and the percentage of total outstanding shares beneficially owned by each person or business group.


                                                            SHARES           PERCENT OF OUTSTANDING
                                                         BENEFICIALLY            COMMON STOCK
NAME AND ADDRESS                                           OWNED (1)           BENEFICIALLY OWNED
----------------                                           ---------         ----------------------
The Harleysville National Bank and Trust Company          525,873 (2)                5.71%
    Investment Management and Trust Department
    483 Main Street
    P.O. Box 195
    Harleysville, Pennsylvania 19438-0195

(1) The securities "beneficially owned" by an individual are determined according to the definitions of "beneficial ownership" found in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who resides in the same home, as well as securities that the individual has or shares the right to vote or the authority to make investment decisions or any shares the individual has the right to acquire beneficial ownership of within 60 days after February 23, 2001. Beneficial ownership may be disclaimed under certain circumstances.

(2) Shares held by The Harleysville National Bank and Trust Company's Investment Management and Trust Department are held in its fiduciary capacity. The Harleysville National Bank and Trust Company's Investment Management and Trust Department has sole power to vote or to direct the vote of 525,873 shares and sole power to make investment decisions for 525,873 shares.


BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

         The following table indicates the amount and percentage of Harleysville National Corporation's total outstanding shares of common stock beneficially owned by each named officer, director and nominee for director and by all officers of Harleysville National Corporation and its banking subsidiaries as a group as of February 23, 2001.

                                                                        SHARES         PERCENT OF OUTSTANDING
                                                                     BENEFICIALLY           COMMON STOCK
NAME AND POSITION                                                       OWNED            BENEFICIALLY OWNED
-----------------                                                       -----            ------------------
Walter E. Daller, Jr., Director and Officer (4)                        176,947 (5)             1.77%
LeeAnn Bergey, Director (2)                                              8,911 (6)               *
Harold A. Herr, Director (1)                                            21,318 (7)               *
Thomas S. McCready, Director (4)                                       142,093 (8)             1.42%
Henry M. Pollak, Director (1)                                           28,033 (9)               *
Palmer E. Retzlaff, Director (2)                                        11,220 (10)              *
Walter F. Vilsmeier, Director (1)                                       14,764 (11)              *
James A. Wimmer, Director (3)                                          269,816 (12)            2.70%
William M. Yocum, Director (3)                                          44,897 (13)              *
All Officers and Directors as a Group (23 persons)                     787,054 (14)            7.88% (15)

* Less than one percent (1%) unless otherwise indicated.
(1)      Class A Director whose term expires in 2003.
(2)      Class B Director whose term expires in 2004.
(3) Class C Director whose term expires in 2001 and a nominee for Class C Director whose term will expire in 2005.
(4)      Class D Director whose term expires in 2002.

(5) Includes: 26,573 shares solely owned by W. Daller; 131,535 shares owned jointly with spouse; 13,602 shares owned solely by spouse; and 5,237 exercisable stock options.
(6) Includes: 525 shares solely owned by L. Bergey; 116 shares owned jointly with spouse; and 8,270 exercisable stock options.
(7) Includes: 13,048 shares solely owned by H. Herr; and 8,270 exercisable stock options.
(8) Includes: 70,346 shares owned as Trustee of T. McCready's personal trust; and 63,477 shares owned by his spouse as Trustee of her personal trust; and 8,270 exercisable stock options.
(9) Includes: 19,763 shares owned jointly by H. Pollak with spouse; and 8,270 exercisable stock options.
(10) Includes: 2,950 shares solely owned by P. Retzlaff; and 8,270 exercisable stock options.
(11) Includes: 6,494 shares solely owned by W. Vilsmeier; and 8,270 exercisable stock options.
(12) Includes: 42,006 shares solely owned by J. Wimmer; 18,650 owned jointly with spouse; 203,931 shares owned solely by spouse; and 5,229 owned as Co-Trustee of Trust.
(13) Includes: 36,627 shares solely owned by W. Yocum; and 8,270 exercisable stock options.
(14) Does not include 525,873 shares held by the Investment Management and Trust Department of The Harleysville National Bank and Trust Company in its fiduciary capacity.
(15) The percent of class assumes the exercise of all outstanding options issued to directors, employee directors, and officers and, therefore, on a pro forma basis, 9,988,916 shares of common stock outstanding.

                        INFORMATION CONCERNING DIRECTORS

Two Directors will be elected at the Annual Meeting to serve as Class C Directors for a four-year term expiring in the year 2005.

                                                         PRINCIPAL OCCUPATION                    DIRECTOR OF
                                                       FOR PAST FIVE YEARS AND                   CORPORATION
NAME                                AGE          POSITION HELD WITH THE CORPORATION                 SINCE
----                                ---          ----------------------------------                 -----
CLASS A DIRECTORS
TO SERVE UNTIL 2003

     Walter F. Vilsmeier             71    Chief Executive Officer - Vilsmeier Auction Co.,          1987
                                           Inc., auction and appraisal services

     Harold A. Herr                  53    Partner - Albert S. Herr & Sons,                          1987
                                           Real Estate Development

     Henry M. Pollak                 69    President - American Machine and Tool,                    1996
                                           manufacturer of pumps and woodworking tools;
                                           Director of Security National Bank

CLASS B DIRECTORS
TO SERVE UNTIL 2004

     Palmer E. Retzlaff              69    President - Southwest Grain Company, a grain              1996
                                           import and export business; Director, Teleflex,
                                           Inc. and Paris Business Corp.

     LeeAnn Bergey                   47    President - Bergey's Leasing Associates, a                1999
                                           full-service truck leasing and rental company

CURRENT CLASS C DIRECTORS AND
NOMINEES FOR CLASS C DIRECTOR
TO SERVE UNTIL 2005

     James A. Wimmer                 60    Attorney at Law, Philip & Wimmer; Director of             2000
                                           Citizens National Bank

     William M. Yocum                66    President - W. M. Yocum Machine  Company                  1984

                                                         PRINCIPAL OCCUPATION                    DIRECTOR OF
                                                       FOR PAST FIVE YEARS AND                   CORPORATION
NAME                                AGE          POSITION HELD WITH THE CORPORATION                 SINCE
----                                ---          ----------------------------------                 -----

CLASS D DIRECTORS
TO SERVE UNTIL 2002

     Walter E. Daller, Jr.           61    Chairman of the Board, President and Chief                1977
                                           Executive Officer of the corporation; Chairman
                                           and Chief Executive Officer of Harleysville;
                                           Director of Citizens National Bank; and Director
                                           of Security National Bank

     Thomas S. McCready              70    Attorney at Law; Chairman of the    Board and             1996
                                           Director of Citizens National Bank

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                               INVESTMENT              PENSION      RISK
  BOARD MEMBER          CORPORATE  AUDIT  COMPENSATION  COMPLIANCE  EXECUTIVE  AND FUNDS   NOMINATING  & 401(k)  MANAGEMENT  TRUST
                          BOARD                                                MANAGEMENT               PLAN
-----------------------------------------------------------------------------------------------------------------------------------
W. E. Daller, Jr.           X                                           X          X           X          X          X         X
-----------------------------------------------------------------------------------------------------------------------------------
L. B. Bergey                X        X                                                                               X
-----------------------------------------------------------------------------------------------------------------------------------
H. A. Herr                  X                  X                        X
-----------------------------------------------------------------------------------------------------------------------------------
T. S. McCready              X                  X                                                          X
-----------------------------------------------------------------------------------------------------------------------------------
H. M. Pollak                X        X                                                                                         X
-----------------------------------------------------------------------------------------------------------------------------------
P. E. Retzlaff              X        X                                  X
-----------------------------------------------------------------------------------------------------------------------------------
W. F. Vilsmeier             X                  X                        X                      X
-----------------------------------------------------------------------------------------------------------------------------------
J. A. Wimmer                X                                                      X
-----------------------------------------------------------------------------------------------------------------------------------
W. M. Yocum                 X                               X           X                      X
-----------------------------------------------------------------------------------------------------------------------------------
MEETINGS HELD
   IN 2000                 10        4         3            4           2          4           1          4          2         4
-----------------------------------------------------------------------------------------------------------------------------------

-        AUDIT COMMITTEE:
         The Audit Committee, of which Palmer E. Retzlaff, LeeAnn B. Bergey and Henry M. Pollak are members, held 4 meetings during fiscal year 2000. The Audit Committee oversees the accounting and tax functions of the corporation, recommends to the Board the engagement of independent auditors for the year, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual financial statements of the corporation and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the auditors the corporation's system of internal controls and its accounting and reporting practices.

-        COMPENSATION COMMITTEE:
         Administers executive compensation programs, policies and practices. Acts in an advisory role on employee compensation. All members are non-employee directors.

-        COMPLIANCE COMMITTEE:
         Assures the Board of Directors that Harleysville National Corporation's banking subsidiaries are in compliance with all applicable laws and regulations.

-        EXECUTIVE COMMITTEE:
         Acts, with limited powers, on behalf of the Board whenever the Board is not in session. Meets as needed.

-        INVESTMENT AND FUNDS MANAGEMENT COMMITTEE:
         Oversees the Investment Policy, reviews liquidity and approves the type and maturity of investments.

-        NOMINATING COMMITTEE:
         Considers and recommends nominees for election as directors and officers. Reviews and evaluates the Board and its members.

-        PENSION & 401(k) PLAN COMMITTEE:
         Ensures the retirement plans are meeting the needs of the employees at a reasonable cost to the corporation. Evaluates the investment performance, recommends plan revisions and reviews the performance of the plan administrators and investment managers.

-        RISK MANAGEMENT COMMITTEE:
         Oversees the corporation's documentation, measurement and monitoring of the major risk components of a banking company.

-        TRUST COMMITTEE:
         Administers policies and procedures for the Investment Management and Trust Division. Reviews all exceptions to Trust accounts. Reviews financial reporting for the division.

         The members of the Board of Directors of the corporation also serve as the members of the Board of Directors of The Harleysville National Bank and Trust Company, with the exception of Messrs. McCready, Pollak and Wimmer. During 2000, the corporation held 10 regular monthly board meetings, the Annual Meeting and the annual reorganization meeting. All of the directors attended at least 75% of the meetings of the Boards of Directors of the corporation and the bank and of the committees of which they were members.

COMPENSATION OF DIRECTORS

         Directors of Harleysville National Corporation do not receive a fee for meetings attended with the exception of Messrs. McCready, Pollak and Wimmer, who receive one-half of the annual retainer fee and one-half of the meeting fee paid to Directors of The Harleysville National Bank and Trust Company for each meeting of the corporation attended. These reduced fees are paid to Messrs. McCready, Pollak and Wimmer in recognition of the time and travel necessary to attend the meetings of the corporation. Historically, the corporation holds fewer meetings than each of its banking subsidiaries. Directors of The Harleysville National Bank and Trust Company received a fee of $470 for each board meeting attended, an annual retainer fee of $7,700, and also received a fee of $345 for each committee meeting they attended. Directors were not compensated for committee meetings of less than 15 minutes in duration or for committee meetings held prior to a board meeting. Each Director of The Harleysville National Bank and Trust Company received a bonus of $2,750. In the aggregate, the Board of Directors of Harleysville received $123,201.

         Harleysville National Corporation maintains deferred compensation plans for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a ten-year period. Should the director die before age 70 or before receiving all of the benefits, those benefits would be paid to his or her beneficiary until age 70 or for ten years, whichever is greater. This plan is considered an unfunded plan, which is subject to substantial risk of forfeiture, and the director is not considered to be vested according to the terms of the plan.

1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN

         Harleysville National Corporation maintains a stock option plan to advance the development, growth and financial condition of the corporation and its subsidiaries; and, to secure, retain and motivate non-employee directors. During 2000, there were 33,080 shares granted under the plan. As of December 31, 2000, a total of 12,393 shares remained available for grant under the plan, reflecting adjustment for a 5% stock dividend paid November 9, 2000. There were no options exercised under the plan during 2000. On January 3, 2001, 500 options were granted to each non-employee director, 4,408 in the aggregate. The Board of Directors has amended the plan to, among other things, increase the number of shares available. See Proposal No. 2, above, for a detailed description of the proposed amendments.

EXECUTIVE COMPENSATION

         Shown below is information concerning annual and long-term compensation for services in all capacities to Harleysville National Corporation and its banking subsidiaries for the fiscal years ending December 31, 2000, 1999, and 1998 for those individuals who served as Harleysville National Corporation's Chief Executive Officer, and were executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 at December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                           Restricted    Options      LTIP          All Other
     Name and Position              Year    Salary      Bonus      Other     Stock     (Shares)(1)   Payouts     Compensation(2)
     -----------------              ----    ------      -----      -----     -----     -----------   -------
                                              ($)        ($)        ($)       ($)          (#)         ($)             ($)
Walter E. Daller, Jr.               2000    391,500    240,000                            52,500                     144,544
Chairman, President and CEO;        1999    357,000    212,500      --         --             --        --           144,244
Chairman and CEO,                   1998    358,183    193,100      --         --         10,474        --           144,244
Harleysville National Bank
Demetra M. Takes                    2000    225,000     90,000                            26,500                      62,311
Vice President;                     1999    190,000     76,000      --         --             --        --            62,011
President and COO, Harleysville     1998    168,173     67,000      --         --          5,513        --            62,011
National Bank
Fred C. Reim, Jr.                   2000    140,000     32,000                            24,500                       4,200
President and CEO,                  1999    128,726     30,000      --         --             --        --             3,862
Security National Bank              1998    120,464     25,000      --         --          5,513        --             3,614
Clay T. Henry                       2000    129,800     29,500                            11,500                       3,894
Sr. Vice President,                 1999    124,800     27,500      --         --             --        --             3,744
Harleysville National Bank          1998     94,615     14,100      --         --          3,308        --             1,454
Thomas D. Oleksa                    2000    120,000     32,400                            24,500                      11,100
President and CEO,                  1999     97,750     26,500      --         --             --        --            10,079
Citizens National Bank              1998     85,000     20,500      --         --                       --             8,432

   (1) Options (shares) granted in 1998 have been adjusted to reflect a 5% stock dividend paid November 9, 2000.

             (2)MAJOR COMPONENTS OF ALL OTHER COMPENSATION INCLUDE:

                                   Directors             Supplemental         Harleysville's
                                   Deferred          Executive Retirement         Profit
                               Compensation Plan             Plan              Sharing Plan
                               -----------------             ----              ------------
Walter E. Daller, Jr.
2000                                6,990                  132,454                5,100
1999                                6,990                  132,454                4,800
1998                                6,990                  132,454                4,800
Demetra M. Takes
2000                                  --                    57,211                5,100
1999                                  --                    57,211                4,800
1998                                  --                    57,211                4,800
Fred C. Reim, Jr.
2000                                  --                      --                  4,200
1999                                  --                      --                  3,862
1998                                  --                      --                  3,614
Clay T. Henry
2000                                  --                      --                  3,894
1999                                  --                      --                  3,744
1998                                  --                      --                  1,454
Thomas D. Oleksa
2000                                  --                     7,500                3,600
1999                                  --                     7,500                2,579
1998                                  --                     7,500                  932

EXECUTIVE COMPENSATION

         In 1998, Harleysville National Corporation and/or The Harleysville National Bank and Trust Company, and/or Security National Bank, and/or Citizens National Bank entered into employment agreements with certain key executives.

         Harleysville National Corporation and The Harleysville National Bank and Trust Company entered into an employment agreement with Walter E. Daller, Jr., Chairman, President and Chief Executive Officer of the corporation and Chairman and Chief Executive Officer of the bank. The agreement is for a term of 5 years. The term renews automatically at the end of the five-year period for an additional three-year term. The employment agreement renews automatically at the end of the three-year extension for additional one-year terms. The corporation and the bank must provide written notice to Mr. Daller of non-renewal prior to the automatic extension dates if they do not want the agreement to automatically renew. The agreement specifies Mr. Daller's position and duties, compensation and benefits, and indemnification and termination provisions. The agreement also contains a non-competition provision and a confidentiality provision.

         Under the terms of his employment agreement, Mr. Daller serves as the Chairman, President and Chief Executive Officer of the Harleysville National Corporation and Chairman and Chief Executive Officer of The Harleysville National Bank and Trust Company. Mr. Daller was entitled to an annual direct salary of $340,000 for 1998 and $357,000 in 1999. This salary may be increased in subsequent years as the Board of Directors deems appropriate. In addition, the Boards of Directors of the corporation and the bank may pay a periodic bonus to Mr. Daller. Effective January 1, 1999, Mr. Daller was not entitled to receive director's fees or other compensation for serving on the corporation's and the bank's Boards of Directors or committees. Mr. Daller is also entitled to receive employee benefits made available by The Harleysville National Bank and Trust Company to its employees and to the use of an automobile.

         If the corporation terminates Mr. Daller's employment for cause, then his rights under the agreement terminate as of the effective date of his termination. If Mr. Daller terminates his employment for good reason, then he is entitled to an amount equal to the balance of his "Agreed Compensation" for the then remaining employment period or 2.99 times his "Agreed Compensation," whichever is greater. Mr. Daller's rights under the agreement terminate automatically upon his disability, except, however, that Mr. Daller will receive an amount equal to and no greater than 70% of his "Agreed Compensation" until the earliest to occur of his return to work, his attainment of age 65 or his death. Mr. Daller's rights under the agreement terminate upon his death and Harleysville National Corporation and The Harleysville National Bank and Trust Company will pay 2.99 times his annual base salary to his designated beneficiary. If Mr. Daller retires prior to the expiration of the agreement, the corporation and the bank will pay Mr. Daller a lump sum of 1.5 times his "Agreed Compensation." If Mr. Daller's employment is terminated as a result of a change in control, then he is entitled to receive a lump sum payment equal to no greater than 2.99 times his "Agreed Compensation." In addition, Mr. Daller has certain rights to continuation of his life, disability, medical insurance, and other normal health and welfare benefits.

         In 1998, Harleysville National Corporation and its banking subsidiaries also entered into employment agreements with:

         -        Demetra M. Takes, President and Chief Operating Officer,
                  The Harleysville National Bank and Trust Company
         -        Vernon L. Hunsberger, Chief Financial Officer and Cashier,
                  The Harleysville National Bank and Trust Company
         -        Fred C. Reim, Jr., President and Chief Executive Officer,
                  Security National Bank
         - Thomas D. Oleksa, President and Chief Executive Officer, Citizens National Bank

             These employment agreements are similar to Walter E. Daller, Jr.'s agreement, except that the term is for 3 years and renews automatically at the end of the three-year period for additional one-year terms.

OPTION GRANTS TABLE

         Stock options were granted to executive officers during the fiscal year ended December 31, 2000. All options were granted under the 1998 Stock Incentive Plan.

                                          No. of Securities       Percent of Total      Exercise or                        Grant
                                             Underlying            Options Granted       Base Price     Expiration          Date
        Name                               Options Granted          to Employees           ($/Sh)          Date          Value (1)
        ----                               ---------------          ------------           ------          ----          ---------
Walter E. Daller, Jr.                          52,500 (2)&(3)           8.85%              $27.75        12/01/10       $1,456,875
President and CEO
Demetra M. Takes                               26,500 (2)&(4)           4.47%              $27.75        12/01/10          735,375
Executive Vice President and COO
Fred C. Reim, Jr.                              24,500 (2)&(4)           4.13%              $27.75        12/01/10          679,875
President and CEO
Security National Bank
Clay T. Henry                                  11,500 (4)               1.94%              $27.75        12/01/10          319,125
Senior Vice President
Thomas D. Oleksa                               24,500 (2)&(4)           4.13%              $27.75        12/01/10          679,875
President and CEO
Citizens National Bank

(1) Fair market value of underlying securities based on the average of the closing bid and asked prices of the corporation's common shares on the NASDAQ Stock Exchange on the date of grant, December 1, 2000.
(2)      Includes Incentive and Non-Qualified Stock Options.
(3)      Vesting schedule is 100% after 6 months.
(4)      Vesting schedule is 20% over 5 years from date of grant

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The table below shows information about all exercises of stock options by the named officers during the last fiscal year as well as the fiscal year-end option values for each named executive officer under the 1993 Stock Incentive Plan and under the 1998 Stock Incentive Plan and held by them at December 31, 2000. The options and information shown in the table have been adjusted to reflect a 5% stock dividend paid November 9, 2000.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                       Number of Securities          Value of Unexercised
                                          Shares                      Underlying Unexercised             In-the-money
                                         Acquired                           Options/at                    Options/at
Name and                                    on           Value                FY-End                      FY-End (1)
Principal Position                       Exercise      Realized      Exercisable/Unexercisable    Exercisable/Unexercisable
------------------                       ---------     ---------     -------------------------    -------------------------
                                            (#)           ($)                 (#)(2)                         ($)
Walter E. Daller, Jr.                       --             --              5,237/57,737                 15,766/383,292
Chairman, President and CEO;
Chairman and CEO,
Harleysville National Bank
Demetra M. Takes                            --             --              5,513/26,500                 16,597/185,513
Vice President;
President and COO,
Harleysville National Bank
Fred C. Reim, Jr.                           --             --              7,428/24,500                 40,803/171,512
President and CEO,
Security National Bank
Clay T. Henry                               --             --              1,323/13,485                   --0--/80,506
Sr. Vice President,
Harleysville National Bank
Thomas D. Oleksa                            --             --              5,513/24,500                 16,597/171,512
President and CEO,
Citizens National Bank

(1) Market value of underlying securities based on the closing price of the corporation's common shares on the NASDAQ Stock Exchange on the last trading day of year 2000, December 29, 2000, minus the exercise price.
(2) Includes shares granted under the 1993 Stock Incentive Plan and the 1998 Stock Incentive Plan.

PENSION PLAN

         Harleysville National Corporation maintains a non-contributory funded pension plan for all full-time employees of its banking subsidiaries over age 21 who have completed 1 year of service. Annual benefits to eligible retired employees at age 65 or, if later, the 5th anniversary of the first day of the plan year in which they began to participate in the plan, are provided according to the following formula:

         The product of (A) and (B), where
         (A) is the sum of:
             (i)    .65% of average compensation, plus
             (ii) .60%, (.56% or .52% for participants whose social security retirement age is 66 or 67, respectively) of average compensation above the covered compensation level of an individual attaining the social security retirement age in the current plan year; and

         (B) is the participant's years of service as of his normal retirement date, but not in excess of 25 years.

         Average compensation is the average of the highest 5 consecutive salaries, excluding bonuses, during the last 10 years of employment. Compensation for pension purposes is limited to $170,000 (for calendar years 1999, 1998, and 1997 the compensation limit was $160,000; for 1996 and earlier, the compensation limit was $150,000) as required under federal pension law. Total contributions by Harleysville to the pension plan for the years ending December 31, 2000, December 31, 1999, and December 31, 1998 were $0, $0, and $0, respectively.

         The following table shows the estimated annual retirement benefit payable according to the pension plan to an officer currently age 65 for his lifetime. The table does not reflect any limitations on benefits to participants that may apply under the Internal Revenue Code. Benefits listed in the table below are integrated with Social Security.

     Average
      Annual       10 Years       15 Years       20 Years       25 Years       30 Years
     Earnings     of Service     of Service     of Service     of Service     of Service
     --------     ----------     ----------     ----------     ----------     ----------
     $ 75,000       $ 7,269        $10,904        $14,538        $18,173        $18,173
      100,000        10,394         15,591         20,788         25,985         25,985
      125,000        13,519         20,278         27,038         33,797         33,797
      150,000        16,644         24,966         33,288         41,610         41,610
      160,000        19,144         28,716         38,288         47,860         47,860

         Walter E. Daller, Jr., Chairman, President and Chief Executive Officer of Harleysville National Corporation, has 25 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 2000, is $160,000.

         Demetra M. Takes, President of The Harleysville National Bank and Trust Company, has 25 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 2000, is $159,350.

         Fred C. Reim, Jr., President and Chief Executive Officer of Security National Bank, has 7 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 2000, is $119,528.

         Clay T. Henry, Senior Vice President of The Harleysville National Bank and Trust Company, has 3 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 2000, is $127,300.

         Thomas D. Oleksa, President and Chief Executive Officer of Citizens National Bank, has 10 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 2000, is $90,325.

401(k) PLAN

         Harleysville National Corporation maintains a 401(k) plan. It is a tax-exempt profit-sharing plan, qualified under 401(k) of the Internal Revenue Code. All employees are eligible to participate on the first day of the calendar quarter following six months of service, if they are 21 years of age, and they may contribute a maximum of 15% of their 'salary on a pre-tax basis, with a 50% employer match, up to a maximum of 3% of salary. The funds in the 401(k) plan are managed by an independent investment manager. Distributions are made upon normal retirement at age 65, early retirement at age 55 with a minimum of 15 years of service, or upon disability, death, termination or hardship. A participant may elect distributions in a lump sum, in installments or as an annuity for life.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Harleysville National Bank and Trust Company maintains a Supplemental Executive Retirement Plan for certain officers and key employees of the banking subsidiaries. The plan provides for payment to the covered employee of an annual supplemental retirement benefit equal to 50% of their annual base salary upon retirement, thereafter offset by the employer's share of social security, defined benefit pension and available employer's 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years. There is a pre-retirement death benefit, payable for 10 years, of 100% of the annual base salary for the first year, and 50% of the annual base salary for the next 9 years.

         The following table shows the estimated annual retirement benefit payable according to the Supplemental Executive Retirement Plan to an employee covered under the Plan:

Base Salary       Year 1      Year 2      Year 3     Year 4     Year 5     Year 6     Year 7     Year 8     Year 9    Year 10
-----------       ------      ------      ------     ------     ------     ------     ------     ------     ------    -------
  $100,000       $50,000     $50,000     $50,000    $50,000    $50,000    $50,000    $50,000    $50,000    $50,000    $50,000
   125,000        62,500      62,500      62,500     62,500     62,500     62,500     62,500     62,500     62,500     62,500
   150,000        75,000      75,000      75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000
   175,000        87,500      87,500      87,500     87,500     87,500     87,500     87,500     87,500     87,500     87,500
   200,000       100,000     100,000     100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000
   225,000       112,500     112,500     112,500    112,500    112,500    112,500    112,500    112,500    112,500    112,500
   250,000       125,000     125,000     125,000    125,000    125,000    125,000    125,000    125,000    125,000    125,000
   275,000       137,500     137,500     137,500    137,500    137,500    137,500    137,500    137,500    137,500    137,500
   300,000       150,000     150,000     150,000    150,000    150,000    150,000    150,000    150,000    150,000    150,000
   325,000       162,500     162,500     162,500    162,500    162,500    162,500    162,500    162,500    162,500    162,500
   350,000       175,000     175,000     175,000    175,000    175,000    175,000    175,000    175,000    175,000    175,000
   375,000       187,500     187,500     187,500    187,500    187,500    187,500    187,500    187,500    187,500    187,500
   400,000       200,000     200,000     200,000    200,000    200,000    200,000    200,000    200,000    200,000    200,000

         Salary upon which benefits would be calculated at December 31, 2000, under the Supplemental Executive Retirement Plan is $391,500 for Walter E. Daller, Jr., Chairman, President and Chief Executive Officer of Harleysville National Corporation and Chairman and Chief Executive Officer of The Harleysville National Bank and Trust Company; credited coverage under the plan is 15 years.

         Salary upon which benefits would be calculated at December 31, 2000, under the Supplemental Executive Retirement Plan is $225,000 for Demetra M. Takes, Vice President of Harleysville National Corporation and President of The Harleysville National Bank and Trust Company; credited coverage under the plan is 10 years.

         Fred C. Reim, Jr., President and Chief Executive Officer of Security National Bank, may become eligible to participate in the plan following 5 years of service.

         Clay T. Henry, Senior Vice President of The Harleysville National Bank and Trust Company, may become eligible to participate in the plan following 5 years of service.

         Salary upon which benefits would be calculated at December 31, 2000, under the Supplemental Executive Retirement Plan is $120,000 for Thomas D. Oleksa, President and Chief Executive Officer of Citizens National Bank; credited coverage under the plan is 10 years.

1998 STOCK INCENTIVE PLAN

         Harleysville National Corporation maintains the 1998 Stock Incentive Plan. The plan's purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

         A disinterested committee of the corporation's Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. There are 74,938 stock options available for grant under the 1998 Stock Incentive Plan. The options available have been adjusted to reflect a 5% stock dividend paid by the corporation on November 9, 2000. During 2000, there were 559,000 stock options granted under this plan. During 2000, there were no options exercised under this plan.

1993 STOCK INCENTIVE PLAN

         Harleysville National Corporation maintains the 1993 Stock Incentive Plan. The plan's purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

         A disinterested committee of the corporation's Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. There are 4,774 stock options available for grant under the 1993 Stock Incentive Plan. During 2000, the corporation granted 1,103 incentive stock options to employees under this plan. The shares granted under this plan have been adjusted to reflect a 5% stock dividend paid by the corporation on November 9, 2000. During 2000, there were no options exercised under this plan.

HARLEYSVILLE NATIONAL CORPORATION STOCK BONUS PLAN

         Harleysville National Corporation maintains the Harleysville National Corporation Stock Bonus Plan to recognize employees who have:

         -  a strong interest in the successful operation of the business;
         -  loyalty to the corporation and banking subsidiaries; and
         -  visible evidence of increased efficiency.

         The Stock Bonus Plan is administered by the compensation committee of Harleysville National Corporation. The committee annually determines, in its sole discretion, the amount of shares the corporation awards.

         Harleysville National Corporation awarded 424 shares at the annual employee awards meeting on January 11, 2000, to certain employees for exemplary service throughout 1999.

                          REPORT OF THE AUDIT COMMITTEE


         The Audit Committee ("Committee") overseas the corporation's financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities.

         Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

         The Committee discussed with the corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation's internal controls and the overall quality of the corporation's financial reporting. The Committee held four meetings during fiscal year 2000 in addition to reviewing the quarterly results with the financial auditors prior to press release.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of the corporation's independent auditors for 2001.


                                AUDIT COMMITTEE
                                PALMER E. RETZLAFF, CHAIRMAN
                                LEEANN BERGEY
                                HENRY M. POLLAK

                      REPORT OF THE COMPENSATION COMMITTEE

         The Board of Directors of Harleysville National Corporation is responsible for governance of the corporation and its banking subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of our shareholders, customers and the communities served by the corporation and its banking subsidiaries. To accomplish the strategic goals and objectives of Harleysville National Corporation, the Board of Directors employs competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. The wholly-owned banking subsidiaries of the corporation provide compensation to the respective employees of the corporation and its banking subsidiaries.

         The basic philosophy of Harleysville National Corporation and its banking subsidiaries' compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation committee, comprised of 3 outside directors whose names appear at the end of this report, administers the compensation program. The objectives of the committee are to establish:

         - a fair compensation policy to govern executive officers' base salaries, and
         - incentive plans to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of Harleysville National Corporation and its banking subsidiaries.

         Management believes that this will result in:

         -  improved profitability;
         -  increased dividends to our shareholders; and
         - subsequent appreciation in the market value of shares of the corporation's common stock.

         Annually, the Board of Directors reviews and approves the compensation of the corporation's and its banking subsidiaries' top executives. The top executives, whose compensation is determined by the committee, include the chief executive officer, the president and all senior vice presidents. As a guideline for review in determining appropriate compensation, the committee considers:

         -  various resource materials, and
         - the corporation's earnings and overall performance relative to various peer groups both in the short term and long term.

         This peer group of banks with assets over $1 Billion is different than the peer group used for the Shareholder Return Performance Graph. The principal resources used for peer group comparisons are:

         - 2000 edition of the annual SNL Executive Compensation Review of Commercial Banks, and
         - 2000 edition of the L. R. Webber Associates Salary/Benefits Survey of the Pennsylvania Financial Services Industry.

The peer group on the "Shareholder Return Performance Graph" includes bank holding companies and banks listed on NASDAQ that may not be located in Pennsylvania.

         The compensation committee does not deem Section 162 (m) of the Internal Revenue Code to be applicable to the corporation at this time. The compensation committee intends to monitor the future application of Section 162
(m) of the Internal Revenue Code to the compensation paid to its executives, officers and, in the event that this section becomes applicable, the compensation committee intends to amend the corporation's compensation plans to preserve the deductibility of compensation payable under the plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Board of Directors has determined that the compensation of the chief executive officer, as increased by 4.73% over 2000 compensation of $391,500, is appropriate in light of the following 2000 performance accomplishments as of September 30, 2000:

         For The Harleysville National Bank and Trust Company:

         -  a 15.3% increase in net income
         -  a 23.1% return on equity
         -  a 10.8% increase in assets
         -  a 1.48% return on assets

         For Harleysville National Corporation:
         -  a 12.8% increase in shareholder dividends

         There is, however, no direct correlation between the chief executive officer's compensation, the chief executive officer's increase in compensation and any of the above criteria, nor is there any specific weight given by the committee to any of the above individual criteria. The increase in the chief executive officer's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

EXECUTIVE OFFICERS

         The Board of Directors has established that the compensation of the executive officers of Harleysville National Corporation and its banking subsidiaries will increase by 7.85% over 2000 compensation of $1,890,740 in the aggregate. Compensation increases were determined by the committee based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous factors, the corporation's performance as measured by:

         -  earnings
         -  revenues
         -  return on assets
         -  return on equity
         -  market share
         -  total assets
         -  non-performing loans

         Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employee's compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, as it deems relevant.

         In addition to base salary, executive officers of Harleysville National Corporation and its banking subsidiaries may participate currently in the following annual and long-term incentive plans:

         -  Pension Plan
         -  401(k) Plan
         -  Non-qualified Supplement Retirement Benefit Plan
         -  1993 Stock Incentive Plan
         -  1998 Stock Incentive Plan

         Total compensation opportunities available to the employees of the corporation and its banking subsidiaries are influenced by:

         -  general labor market conditions
         -  the individual's specific responsibilities
         -  the individual's contributions to our success

         Individuals are reviewed annually on a calendar year basis. Harleysville National Corporation and its banking subsidiaries strive to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, Harleysville National Corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.


                            COMPENSATION COMMITTEE
                            HAROLD A. HERR, CHAIRMAN
                            THOMAS S. MCCREADY
                            WALTER F. VILSMEIER


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, no current or former officer or employee of Harleysville National Corporation or of any of its banking subsidiaries served on the compensation committee. In addition, none of the members of the committee had any relationship with Harleysville National Corporation or any of its subsidiaries that would require disclosure under Item 404 of the Securities and Exchange Commission's Regulation S-K relating to insider transactions and indebtedness of management.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         A line graph comparing the yearly change in the cumulative total shareholder return on the corporation's common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Bank Stocks Index for the period of 5 fiscal years commencing January 1, 1996, and ending December 31, 2000, follows. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
             PERFORMANCE GRAPH FOR HARLEYSVILLE NATIONAL CORPORATION

  Date         Company Index         Market Index          Peer Index
12/29/1995        100.000              100.000               100.000
01/31/1996        100.000              100.501               100.233
02/29/1996         91.228              104.334               101.610
03/29/1996         94.990              104.683               103.939
04/30/1996         93.665              113.356               103.410
05/31/1996         92.781              118.554               105.146
06/28/1996         99.077              113.208               105.667
07/31/1996         93.936              103.132               104.352
08/30/1996         89.730              108.926               111.580
09/30/1996         89.534              117.256               116.929
10/31/1996         93.775              115.952               122.105
11/29/1996         93.303              123.140               131.230
12/31/1996         92.328              123.036               132.035
01/31/1997         94.232              131.766               139.379
02/28/1997         97.087              124.473               147.248
03/31/1997        106.473              116.356               141.944
04/30/1997        105.514              119.983               145.129
05/30/1997        116.065              133.572               154.191
06/30/1997        129.880              137.679               165.163
07/31/1997        137.998              152.184               177.838
08/29/1997        137.998              151.956               176.390
09/30/1997        158.310              160.962               194.784
10/31/1997        155.246              152.576               195.577
11/28/1997        150.650              153.382               203.196
12/31/1997        172.717              150.693               221.059
01/30/1998        162.436              155.465               211.381
02/27/1998        176.829              170.074               223.031
03/31/1998        177.828              176.360               233.686
04/30/1998        174.209              179.341               236.650
05/29/1998        168.523              169.377               228.592
06/30/1998        176.768              181.227               229.081
07/31/1998        168.449              179.113               222.227
08/31/1998        147.653              143.609               180.973
09/30/1998        157.047              163.533               193.363
10/30/1998        146.577              170.717               207.378
11/30/1998        153.906              188.075               213.913
12/31/1998        164.411              212.509               219.637
01/29/1999        148.602              243.355               214.197
02/26/1999        149.656              221.562               212.343
03/31/1999        151.822              238.327               210.749
04/30/1999        148.637              246.005               226.255
05/28/1999        148.371              239.191               222.579
06/30/1999        152.950              260.713               226.275
07/30/1999        152.950              256.011               219.710
08/31/1999        150.008              266.837               211.482
09/30/1999        156.177              267.204               205.930
10/29/1999        151.085              288.619               222.338
11/30/1999        147.124              323.734               219.134
12/31/1999        148.576              394.921               211.138
01/31/2000        132.576              380.270               198.239
02/29/2000        132.290              452.524               178.660
03/31/2000        125.436              443.225               190.713
04/28/2000        135.263              372.797               185.493
05/31/2000        136.997              327.826               194.638
06/30/2000        152.816              385.350               185.611
07/31/2000        145.817              364.472               193.342
08/31/2000        140.567              407.536               207.514
09/29/2000        142.283              354.572               220.903
10/31/2000        144.934              325.319               218.054
11/30/2000        134.329              250.820               219.610
12/29/2000        165.301              237.618               241.081


     The index level for all series was set to 100.0 on 12/29/1995

                                    [LEGEND]

CERTAIN TRANSACTIONS

         There have been no material transactions between any director or executive officer of Harleysville National Corporation or its banking subsidiaries or any of their associates and Harleysville National Corporation or its banking subsidiaries, nor are any such material transactions proposed. The corporation and its banking subsidiaries have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the corporation and its banking subsidiaries and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of its banking subsidiaries. Total loans outstanding from Harleysville National Corporation and its banking subsidiaries at December 31, 2000, to the corporation and its banking subsidiaries' executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $8,343,929, or approximately 4.8% of the total equity capital of Harleysville National Corporation. Loans to such persons were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Total interest paid by the banks during 2000 on deposits held by such persons was $310,794.

COMPLIANCE WITH SECTION 16(a) REPORTING

         The rules of the Securities and Exchange Commission require that the corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of the corporation's knowledge, there were no late filings during 2000.

INDEPENDENT AUDITORS

         Grant Thornton LLP, Certified Public Accountants, of Philadelphia, Pennsylvania, served as Harleysville National Corporation's independent auditors for the 2000 fiscal year. Grant Thornton LLP assisted the corporation and its subsidiaries with:

         -  preparation of federal and state tax returns, and
         -  assistance in connection with regulatory matters,

charging the banking subsidiaries for such service at its customary hourly billing rates. Aggregate fees billed to Harleysville National Corporation and subsidiaries by the independent accountants for services rendered during the year ending December 31, 2000, were as follows:

         -  Audit Fees:                                  $176,819
         -  Financial Information Systems
             Design and Implementation Fees:             $0
         -  All Other Fees:                              $34,797

These services were approved by the corporation's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors.

         Grant Thornton LLP has advised the corporation that none of its members has any financial interest in Harleysville National Corporation. The Board of Directors of Harleysville National Corporation has appointed Grant Thornton LLP, Certified Public Accountants, as the corporation's auditors for the fiscal year ending December 31, 2001.

LEGAL PROCEEDINGS

         In the opinion of the management of Harleysville National Corporation and its banking subsidiaries, there are no proceedings pending to which the corporation and its banking subsidiaries are a party or to which their property is subject, which, if determined adversely to the corporation and its banking subsidiaries, would be material in relation to the corporation's and its banking subsidiaries' undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the corporation and its banking subsidiaries. In addition, no material proceedings are pending or are known to be threatened or contemplated against Harleysville National Corporation and its banking subsidiaries by government authorities.

ANNUAL REPORT

         We enclose a copy of Harleysville National Corporation's annual report for the fiscal year ended December 31, 2000, with this proxy statement. We furnish the annual report to shareholders for their information. We have not incorporated the annual report, or any part of the annual report, in this proxy statement. A representative of Grant Thornton LLP will attend the annual meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders.

SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in Harleysville National Corporation's proxy statement for the year 2002 Annual Meeting of Shareholders, must deliver the proposal in writing to the Secretary of the corporation at the principal executive offices of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, on or before Tuesday, November 13, 2001.

ADDITIONAL INFORMATION

         Any shareholder may obtain a copy of Harleysville National Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 215-256-8851.

OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but, if any matters are properly presented, persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.


                                           By Order of the Board of Directors,


                                           /s/ Walter E. Daller, Jr.
                                           ------------------------------------
                                           Walter E. Daller, Jr.
                                           Chairman, President
                                           and Chief Executive Officer


Date:  March 9, 2001

                                                                    APPENDIX "A"

                        HARLEYSVILLE NATIONAL CORPORATION

                  1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN
                                  (AS AMENDED)


         1. Purpose. The 1998 Independent Directors Stock Option Plan (the "Plan") was established to advance the development, growth and financial condition of Harleysville National Corporation (the "corporation") and its subsidiaries, by providing an incentive, through participation in the appreciation of the capital stock of the corporation, and thereby securing, retaining and motivating members of the corporation's Board of Directors who are not officers or employees of the corporation or any subsidiary thereof (the "non-employee directors").

         2. Term. The Plan shall become effective as of the date it is adopted by the corporation's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the corporation's shareholders. Any and all options awarded under the Plan before it is approved by the corporation's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after, the tenth anniversary of the effective date of the Plan.

         3. Stock. The shares of the corporation's common stock (the "common stock") issuable under the Plan have been increased by 75,000 shares and shall not exceed 150,000 shares in the aggregate, adjusted pursuant to Section 10 below. The common stock issuable hereunder may be either authorized and unissued shares of common stock, or authorized shares of common stock issued by the corporation and subsequently reacquired by it as treasury stock, or shares purchased in open market transactions. Under no circumstances shall fractional shares be issued under the Plan. The corporation's failure to obtain any governmental authority deemed necessary by the corporation's legal counsel for the proper grant of the stock options under this Plan and/or the issuance of common stock under the Plan shall relieve the corporation of any duty or liability for the failure to grant stock options under the Plan and/or issue common stock under the Plan as to which such authority has not been obtained.

         4. Stock Options. Stock options shall be granted and awarded under the Plan to each non-employee director of the corporation who is a member of the corporation's Board of Directors on the grant dates as follows:

                  3,750 shares of Common Stock ("Stock Options") shall be granted and awarded to each non-employee director at the first organizational meeting of the Board of Directors immediately following the 1999 Annual Meeting of Shareholders; and

                  3,750 shares of Common Stock Options shall be granted and awarded to each non-employee director on the first business day of January in 2000; and

                  500 shares of Common Stock Options shall be granted and awarded to each non-employee director on the first business day of January in 2001; and

                  2,000 shares of Common Stock Options shall be granted and awarded annually to each non-employee director on the first business day of January, 2002, and each succeeding year thereafter; and

                  15,500 shares are reserved to secure new directors

under the following terms and conditions:

                  (a) The time period during which any Stock Option is exercisable shall be ten (10) years after the date of grant.

                  (b) If a director, who has received an award pursuant to the Plan, ceases to be a member of the Board of Directors for any reason and is not designated as "Director Emeritus" by the remaining members of the Board of Directors at the time of such cessation, then the director may exercise the Stock Option not more than twelve (12) months after such cessation. If named Director Emeritus, then such Director Emeritus may exercise his or her Stock Options for the remaining term. If a director, who has received an award pursuant to the Plan dies, the director's qualified personal representative, or any person who acquires a Stock Option pursuant to the director's Will or the laws of descent and distribution, may exercise such Stock Option during its remaining term for a period of not more than twelve (12) months after the director's death to the extent that the Stock Option would then be and remains exercisable.

                  (c) The purchase price of a share of common stock subject to a Stock Option shall be the fair market value of the common stock on the date of grant, as determined under Section 6 hereof.

                  (d) The Stock Option shall be made by a written agreement in the form, attached hereto as Exhibit "A," with such changes therein as may be determined by the Committee (as such term is defined in Section 12 hereof) (the "Stock Option Agreement").

         5. Exercise. Except as otherwise provided in the Plan, a Stock Option may be exercised in whole or in part by giving written notice thereof to the Secretary of the corporation, or his/her designee, identifying the Stock Option being exercised, the number of shares of common stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of common stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in common stock, including common stock issuable hereunder, at its then current fair market value, or any combination of cash or common stock. Funds received by the corporation from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of common stock subject to a Stock Option shall be reduced by the number of shares of common stock with respect to which the director has exercised rights under the related Stock Option Agreement.

         If the corporation or its shareholders execute an agreement to dispose of all or substantially all of the corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the corporation's shareholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all outstanding Stock Options shall immediately become exercisable until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if the agreement never had been executed. If during any period of two (2) consecutive years, the individuals, who at the beginning of such period, constituted the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors (unless the election of each director of the Board of Directors, who was not a director of the Board of Directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) thereupon any and all outstanding Stock Options shall immediately become exercisable. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any class of voting stock of the corporation through the acquisition of, or an offer to acquire, such percentage of the corporation's voting stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board of Directors, thereupon any and all outstanding Stock Options shall immediately become exercisable.

         6. Value. Where used in the Plan, the "fair market value" of Stock or any options or rights with respect thereto, including Awards, shall mean and be determined by (a) the average of the highest and lowest reported sales prices thereof on the principal established domestic securities exchange on which listed, and if not listed, then (b) the average of the "bid" and "ask" prices thereof on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" and "ask" prices before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

         7. Continued Relationship. Nothing in the Plan or in any Stock Option shall confer upon any director any right to continue his relationship with the corporation as a director, or limit or affect any rights, powers or privileges that the corporation or its affiliates may have to supervise, discipline and terminate such director, and the relationships thereof.

         8. General Restrictions. The Board of Directors may require, in its discretion, (a) the listing, registration or qualification of the common stock issuable pursuant to the Plan on any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an execution of an agreement by any director with respect to disposition of any common stock (including, without limitation, that at the time of the director's exercise of the Stock Option, any common stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute the common stock). If the Board of Directors so requires, then Stock Options shall not be exercised, in whole or in part, unless such listing, registration, qualification, approval or agreement has been appropriately effected or obtained to the satisfaction of the Board of Directors and legal counsel for the corporation. Notwithstanding anything to the contrary herein, a director shall not sell, transfer or otherwise dispose of any shares of common stock acquired pursuant to a Stock Option unless at least six
(6) months have elapsed from the date the Stock Option was granted and, in any event, the transfer or disposition is made in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and as the same may be amended from time to time.

         9. Rights. Except as otherwise provided in the Plan, a director shall have no rights as a holder of the common stock subject to a Stock Option unless and until one or more certificates for the shares of common stock are issued and delivered to the director. No Stock Option, or the grant thereof, shall limit or affect the right or power of the corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

         10. Adjustments. In the event that the shares of common stock of the corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of common stock or other securities of the corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of common stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of common stock of the corporation that was theretofore appropriated, or that thereafter may become subject to a Stock Option under the Plan, the number and kind of shares of common stock or other securities into which each outstanding share of the common stock of the corporation shall be so changed or for which each such share shall be exchanged or to which each share shall be entitled, as the case may be. Each outstanding Stock Option shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

         If there shall be any other change in the number or kind of the outstanding shares of common stock of the corporation, or of any common stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, and if a majority of the members of the Board of Directors shall, in their sole discretion, determine that the change equitably requires an adjustment in any Stock Option that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with the determination.

         The grant of a Stock Option pursuant to the Plan shall not affect, in any way, the right or power of the corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         Fractional shares resulting from any adjustment in a Stock Option pursuant to this Section 10 may be settled as a majority of the members of the Board of Directors or of the Committee, as the case may be, shall determine.

         To the extent that the foregoing adjustments relate to common stock or securities of the corporation, such adjustments shall be made by a majority of the members of the Board of Directors or of the Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the corporation to each holder of a Stock Option that is so adjusted.

         11. Forfeiture. Notwithstanding anything to the contrary in this Plan, if an option holder is engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his relationship with the corporation or its affiliates, or has disclosed trade secrets of the corporation or its affiliates, the option holder shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options for which the corporation has not yet delivered certificates for shares of common stock, and all rights to receive Stock Options shall be automatically canceled.

         12. Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board of Directors or in a committee of two or more members of the Board of Directors selected by the Board of Directors (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         13. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of the Rule and the regulations promulgated thereunder or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of Section 15, below. Where used in this Plan, the plural shall include the singular, and, unless the context otherwise clearly requires, the singular shall include the plural and the masculine shall include the feminine. The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

         14. Transferability. Except as otherwise provided by the Board of Directors, Stock Options granted under the Plan are not transferable except as designated by the participant by Will and the laws of descent and distribution.

         15. Amendment. The Plan may be amended, suspended or terminated, without notice, by a majority vote of the Board of Directors of the corporation.

         16. Taxes. The issuance of shares of common stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction there over.

                                    EXHIBIT A

                        HARLEYSVILLE NATIONAL CORPORATION

            1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN, AS AMENDED

                             STOCK OPTION AGREEMENT


         A STOCK OPTION (the "Stock Option") for________ (______) shares of common stock, (the "common stock"), of Harleysville National Corporation, a Pennsylvania business corporation (the "corporation") is hereby granted to
       (the "Director"), subject in all respects to the terms and provisions of the Harleysville National Corporation 1998 Independent Directors Stock Option Plan, as amended (the "Plan"). The option price as determined under Section 6 of
the Plan is $      per share.

         This Stock Option shall vest and become exercisable six (6) months from the date of this Agreement. This Option may not be exercised more than ten (10) years from the date of grant, and may be exercised during such term only in accordance with the terms of the Plan and this Agreement.



ATTEST:                                      HARLEYSVILLE NATIONAL CORPORATION



By: ______________________________           By: ______________________________
    Secretary                                    Walter E. Daller, Jr.
                                                 President and
                                                 Chief Executive Officer


Dated: ___________________________


         The Director acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof. The Director hereby accepts this Stock Option subject to all the terms and provisions of the Plan.




Dated: ___________________________               ______________________________
                                                 Director

                                                                    APPENDIX "B"

                        HARLEYSVILLE NATIONAL CORPORATION
                             AUDIT COMMITTEE CHARTER

                             AUDIT COMMITTEE MISSION

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         - Monitor the integrity of the corporation's financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance.
         - Monitor the independence and performance of the corporation's independent accountants and internal auditing department.
         - Provide an avenue of communication among the independent accountants, management, the internal auditing department, and the Board of Directors.

         To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership.

                          AUDIT COMMITTEE ORGANIZATION

         Audit Committee members shall meet the requirements of the Exchange on which the corporation is listed. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise. One of the members shall be designated "Chairman".

         The Committee shall meet quarterly, or more frequently as circumstances dictate.

         The Committee believes that the above mission statement sets forth its primary roles and responsibilities. In that connection, the following is meant to serve as a guide in achieving that mission.


ROLES AND RESPONSIBILITIES

FINANCIAL STATEMENT REVIEW PROCEDURES

1. Review the corporation's interim financial results and annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent accountants of significant issues regarding accounting principles, practices, and judgments. Discuss with independent accountants its judgment about the quality, not just acceptability, of the corporation's accounting principles as applied in its financial reporting.

2. In consultation with management, independent accountants, and internal auditors, consider the integrity of the corporation's financial reporting processes and controls. Discuss significant financial risk exposures and steps taken by management to monitor, control, and report such exposures.

3. Review significant findings prepared by the independent accountants and the internal auditors together with management's responses. Gain an understanding of whether internal control recommendations made by internal auditors and independent accountants have been implemented by management.

INDEPENDENT ACCOUNTANTS

1. The independent accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the accountants and annually recommend to the Board of Directors the appointment of the independent accountants or approve any discharge of auditors when circumstances warrant.

2. Review the independent accountants' timetable, scope and approach of the quarterly reviews and annual examination of the financial statements.

3. Obtain from the independent accountants their annual communication to the Audit Committee in satisfaction of SAS 61 regarding communication with the Audit Committee, and, if applicable, any commentary on internal contracts or other recommendations.

4. Review and discuss with the independent accountants all significant relationships they have with the corporation that could impair the accountants' independence.


INTERNAL AUDITORS

1. Review and approve an Annual Risk Assessment and Audit Plan developed by the internal auditors.

2. Meet quarterly with the internal auditors to gain an understanding of the effectiveness of the internal audit function. These meetings will also serve in evaluating their performance.

3. Review significant reports prepared by the internal auditors together with management's response and follow-up to these reports.

4. The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and bank policy. The Audit Committee will set forth the outsourcing vendor's responsibilities in a written contract the terms of which comply with the "Interagency Policy Statement of Internal Audit and Internal Audit Outsourcing."


COMPLIANCE WITH LAWS AND REGULATIONS

1. Obtain updates quarterly from management and compliance auditors regarding compliance with laws and regulations.

2. Review the findings of any examination by regulatory agencies such as the Federal Reserve, FDIC, or Office of the Comptroller of the Currency.

3.   Be familiar with Management's response to regulatory examinations.


OTHER COMMITTEE RESPONSIBILITIES

1. Review and update the Audit Charter annually and submit the charter to the Board of Directors for approval. Ensure that the charter is included within the corporation's proxy statement once every three years.

2. Prepare an annual Audit Committee Report for inclusion in the corporation's Annual Proxy Statement that states a formal audit charter has been approved and that the Audit Committee has satisfied its responsibility during the year.

OTHER COMMITTEE RESPONSIBILITIES (CONT.)

3. Perform other oversight functions as requested by the Board of Directors. Further, The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities.

4. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

5. Meet periodically with the internal auditors, the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

6. Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

7. Obtain quarterly updates from the corporation's loan review function as to their evaluation of the risk ratings assigned to appropriate loans.

                    [HARLEYSVILLE NATIONAL CORPORATION LOGO]

                        HARLEYSVILLE NATIONAL CORPORATION

                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints Gregg J. Wagner and Vernon
L. Hunsberger, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, on Tuesday, April 10, 2001, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

      1.    ELECTION OF CLASS C DIRECTORS TO SERVE FOR A FOUR-YEAR TERM

            [ ] FOR all nominees listed below (except as marked to the contrary)

            [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

            (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                  James A. Wimmer                     William M. Yocum

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS C DIRECTORS LISTED ABOVE.

      2. APPROVAL AND ADOPTION OF 1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN (AS AMENDED)

                       FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS C DIRECTORS LISTED ABOVE.

      3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AT LEFT.

      PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature______________________(SEAL)

Signature______________________(SEAL)

Dated:___________________, 2001

NOTE: WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

                        HARLEYSVILLE NATIONAL CORPORATION
                           ANNUAL MEETING -- 9:30 A.M.
                             BREAKFAST -- 8:30 A.M.
                                 APRIL 10, 2001

                FOR YOUR CONVENIENCE - RETAIN FOR YOUR REFERENCE

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 10, 2001 at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

Breakfast will be served prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.

         PLEASE RETURN YOUR PROXY VOTE IF YOU HAVE NOT ALREADY DONE SO.

--------------------------------------------------------------------------------
IF YOU FIND THAT YOUR PLANS HAVE CHANGED AND YOU WILL BE UNABLE TO JOIN US FOR THE ANNUAL MEETING AND BREAKFAST, KINDLY CALL HARLEYSVILLE NATIONAL CORPORATION'S SHAREHOLDER SERVICES DEPARTMENT AT 215-256-8851 EXT. 2305 AND HELP US ELIMINATE UNNECESSARY CHARGES. THANK YOU.
--------------------------------------------------------------------------------

                       DIRECTIONS TO PRESIDENTIAL CATERERS
                     2910 DEKALB PIKE - NORRISTOWN, PA 19401
                                  610-275-7300

         NOTE TO ALL DRIVERS: There is a traffic island in the middle of the road on Route 202 just in front of Presidential's driveway so you CANNOT make a left turn off Route 202 into the driveway. You MUST enter the driveway with a right turn.
                                     ******

         FROM KING OF PRUSSIA - Take Route 202 North through Norristown to East Norriton. After crossing the intersection at Germantown Pike (Route 422), the driveway to Presidential will be on your right.

         FROM MONTGOMERYVILLE & LANSDALE - Take Route 202 South to East Norriton. Turn Right at Township Line Road (CVS Pharmacy on corner). Go one block and turn left at Swede Road. Proceed to Germantown Pike and turn Left. Next light, Route 202 (DeKalb Pike) turn left. Driveway to Presidential will be on your right.

         FROM PHILADELPHIA - Take Schuylkill Expressway to Plymouth Meeting. Exit Route 476 North to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

         FROM MAIN LINE - Take Blue Route, 476 North, to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

         FROM WILLOW GROVE - Take PA-Turnpike (Route 276) to Norristown Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

      ---------------------------------------------------------------------

                        HARLEYSVILLE NATIONAL CORPORATION

                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Gregg J. Wagner and Vernon L. Hunsberger, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of The Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, PA 19401, on Tuesday, April 10, 2001, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

                              (PLEASE SEE REVERSE)

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        HARLEYSVILLE NATIONAL CORPORATION

                             TUESDAY, APRIL 10, 2001

                          ---------------------------
                           PROXY VOTING INSTRUCTIONS
                          ---------------------------

TO VOTE BY MAIL
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.




TO VOTE BY INTERNET
PLEASE ACCESS THE WEB PAGE AT "www.voteproxy.com" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.


                                                  ---------------------------
YOUR CONTROL NUMBER IS     ----->
                                                  ---------------------------

                          BREAKFAST INVITATION RESPONSE

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 10, 2001 at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.

Would you be kind enough to help us make appropriate arrangements by filling out and returning this self-addressed, stamped response card?

For your convenience, enclosed are directions to Presidential Caterers.

         Please print
                     -----------------------------------------------------------
         name(s)
                     -----------------------------------------------------------

         (  )     Yes, I will join you for breakfast and the Annual Meeting at
                  Presidential Caterers, Tuesday, April 10, 2001.

BUSINESS REPLY MAIL
First Class      Permit No. 12           Harleysville, PA 19438
POSTAGE WILL BE PAID BY ADDRESSEE


         ATTN:  CORPORATE SECRETARY
         HARLEYSVILLE NATIONAL CORP
         P.O. BOX 195
         HARLEYSVILLE PA 19438-0195